                                                                    EX-99.e.1.ii

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

December 27, 2007

Delaware Group Tax-Free Fund
Voyageur Intermediate Tax Free Funds
2005 Market Street
Philadelphia, PA 19103

     Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to  improve  the  performance  of the  series  of  Delaware  Group
Tax-Free Fund and Voyageur  Intermediate  Tax Free Funds set forth below (each a
"Fund"),  the Distributor shall waive a portion of the Rule 12b-1 (distribution)
fees  applicable  to the  specified  Fund class,  so that such Fund's Rule 12b-1
(distribution)  fees with respect to such class will not exceed the  percentages set forth below for the period January 1, 2008 through December 31, 2008.

Registrant/Fund                                    Class              12b-1 Cap

Delaware Group Tax-Free Fund
Delaware Tax-Free USA Intermediate Fund            Class A            0.15%
Voyageur Intermediate Tax Free Funds
Delaware Tax-Free Minnesota Intermediate Fund      Class A            0.15%

     The Distributor  acknowledges  that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

                                            Delaware Distributors, L.P.

                                            By:  /s/ Theodore K. Smith

                                                 Name:  Theodore K. Smith
                                                 Title: President

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Tax-Free Fund                Voyageur Intermediate Tax Free Funds

By:   /s/ Patrick P. Coyne                  By:   /s/ Patrick P. Coyne

Name:  Patrick P. Coyne                     Name:  Patrick P. Coyne
Title: President                            Title: President
Date:                                       Date: